                                                                   EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

The following table details the number of shares used in computing primary and fully diluted earnings per share:



                                                 1996                1995
                                                 ----                ----
Primary:
  Weighted average common shares
   outstanding                               7,223,506            4,753,999

  Effect of shares issuable under
   stock option and stock grant
   plans, based on the treasury
   stock method                                819,223              325,290

  Effect of shares issuable under
   conversion of preferred stock                90,548            1,290,383
                                                ------            ---------

                                             8,133,277            6,369,672
                                             =========            =========

  Earnings                                  $  834,921           $  520,153
  Earnings per share                              $.10                 $.08

Fully diluted:
  Weighted average common shares
   outstanding                               7,223,506            4,753,999

  Effect of shares issuable under
   stock option and stock grant
   plans, based on the treasury
   stock method                                892,326              598,191

  Effect of shares issuable under
   conversion of preferred stock                90,548            1,290,383
                                                ------            ---------

                                             8,206,380            6,642,573
                                             =========            =========

  Earnings                                  $  834,921           $  520,153
  Earnings per share                              $.10                 $.08



Fully diluted earnings per share does not include the effect of shares issuable under conversion of the convertible notes as such effect is antidilutive. The weighted average common shares outstanding includes 2,300,000 shares of common stock issued on December 18, 1996 upon the conversion of the convertible notes.